Exhibit 10.30

AMENDMENT NO. 2 TO THE AGREEMENT FOR THE PURCHASE
OF ALL OF THE EQUITY INTERESTS OF
MAGNA ENERGY SERVICES, LLC

THIS AMENDMENT NO. 2 (the “Amendment”), entered into this _____day of October 2010, amends the Agreement For The Purchase Of All Of The Equity Interests Of Magna Energy Services, LLC, by and between  Magna Energy Services, LLC, a New Mexico limited liability company (“Magna”), JIM ADUDDELL, ADAM KELLY and SHAWN BOHANNON, being all of members and equity interest holders of Magna (the “Sellers”), and GeoBio Energy, Inc., a publicly traded Colorado corporation (“GeoBio”), dated September 30, 2010, as amended October 15, 2010 (the “Agreement”), as follows:

WHEREAS, GeoBio recently effected a change to its board of directors and its principal executive officers, appointing John L. Sams as Chairman, President and Chief Executive Officer; Joseph J. Titus as Chief Operating Officer; Douglas A. Daniel as Senior V.P. of Corporate Development and Finance; and David M. Coloris as a director (collectively, the “Change in Management, and is currently pursing bridge financing and acquisition financing efforts;

WHEREAS, the parties now desire to enter into this Amendment in order to extend the period of GeoBio’s obligation to deliver the Down Payment, as defined in the Agreement;

WHEREAS, all capitalized terms set forth herein retain their meaning as set forth in the Agreement, unless otherwise defined herein;

WHEREAS, except as set forth herein, all other terms to the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby covenanted and agreed to by the Parties as follows:

1.
Section 1.01(a) of the Agreement is revised such that the maturity date of the Take-Out Notes shall be December 31, 2010 (the revised “Maturity Date”).  All subsequent references in the Agreement to the Maturity Date shall be understood to be December 31, 2010.

2.	Section 1.05 of the Agreement is deleted in its entirety, and replaced with the following language:

“1.05           Date of Closing.  The Closing of the transaction occurred on October 5, 2010 (the “Closing Date”).

3.	Section 1.06 of the Agreement is deleted in its entirety, and replaced with the following language:

“1.06           Down Payment.  Purchaser shall deposit with the Escrow Agent a cash payment in the amount of  One Hundred Thousand Dollars ($100,000.00) as a non-refundable down payment (the “Down Payment”) on, and credit toward, the Purchase Price Consideration  (credited proportionally as to the total value of each Take-Out Note), in exchange for the Sellers’ agreement not to solicit or accept any directly competing offers for  any interest, equity or otherwise, in Magna from the date of this Agreement through the earlier of the Maturity Date or payment the Take-Out Notes; provided, however, in the event Purchaser fails to perform its obligation to complete the transaction contemplated in this Agreement, the Down Payment shall constitute liquidated damages and shall be forfeited by Purchaser and retained on behalf of the Sellers.  In the event Purchaser fails to deposit the Down Payment by October 31, 2010, this Agreement shall terminate.”

4.	Section 2.04 of the Agreement is deleted in its entirety, and replaced with the following language:

“2.04           Financial Statements and Tax Returns.  Within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers, Magna shall deliver to GeoBio true and complete copies of the unaudited financial statements, as defined in section 2.02, and true and complete copies of Magna’ federal and state income tax returns for its 2008 and 2009 tax years.”

5.	Section 2.05 of the Agreement is deleted in its entirety, and replaced with the following language:

“2.05   Absence of Changes.  Magna warrants and represents that since December 31, 2009, there have been no changes in the financial condition or operations of Magna except for changes in the ordinary course of business or as a result of customary seasonal variations.

Closing Financial Statements.  Any changes to the financial condition of Magna, or absence thereof, will be evidenced by true and complete copies of the financial statements as of the August 31, 2010, to be submitted to GeoBio within fifteen (15) days of the Closing (the “Closing Financial Statements”).  A list referred to as “Schedule 2.05(a),” which references the existing and ongoing liabilities to be taken over by GeoBio will be provided within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers, which Schedule 2.05(a) will be deemed accepted by GeoBio, upon GeoBio’s review and signature of Schedule 2.05(a), prior to or at the Closing Date, but subject to any discrepancies revealed under GeoBio’s audit of Magna’s financial statements undertaken between the Closing Date and the Maturity Date of the Take-Out Notes (or prior retirement thereof).  The Closing Financial Statements shall accurately depict the financial condition of Magna as of the Closing Date, and; subsequent thereto, Magna shall not, except in the ordinary course of business, purchase, or enter into any contracts to purchase, any assets, nor dispose, assign, transfer, or encumber any assets shown on the Closing Financial Statements without the written consent of GeoBio.”

6.	Section 2.06 of the Agreement is deleted in its entirety, and replaced with the following language:

“2.06           Liabilities.  Magna, at the signing of this Agreement, does not and will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in the corporate records of Magna submitted to GeoBio and/or included in Schedules 2.05(a), 2.07 and 2.10 (the “Liabilities”).  Such Liabilities shall not substantially change between the Closing and the retirement of the Take-Out Notes, and shall only change due to budget or expense variations occurring in the ordinary course of business which Working Capital amount shall not substantially change (“substantially” for these purposes meaning by greater than 10%).  Additionally, the Sellers represent:

(a)
Other than those disclosed herein, Magna is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Magna.  There is no other dispute of any kind between Magna and any third party, and no such dispute will exist at either the (i) Closing; or (ii) retirement of the Take-Out Notes; and

(b)
At the time of the delivery of the Take-Out Notes at the Closing, the assets of Magna shall be free and clear of all liens and encumbrances EXCEPT assumed liabilities listed on list referred to as “Schedule 2.06(b)”, which Schedule 2.06(b) shall be delivered to GeoBio within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers.

7.	Section 2.07 of the Agreement is deleted in its entirety, and replaced with the following language:

“2.07           Tax Returns.  Within the times and in the manner prescribed by law, Magna will file all federal, state, and local tax returns required by law, and pay any and all taxes due, for periods prior to the January 1, 2010 and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes.  The Sellers agree to prepare and file Magna’s final LLC tax return for the period January 1, 2010 and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes, and pay any and all taxes due,  and shall furnish a copy thereof to GeoBio upon filing the same with the IRS and other taxing authorities.  Magna has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable.  The Sellers agree that GeoBio and/or Magna are hereby indemnified by the Sellers from any liability, damages and expenses arising in connection with Magna’ federal and state income tax returns for 2009 and prior years and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes that are affected by the results of any IRS review. There shall be no other taxes of any kind due or owing except the following:  federal excise taxes which come due after payments for subsequent periods due or coming due prior to the retirement of the Take-Out Notes; employee payroll taxes and for subsequent periods due or coming due prior to the retirement of the Take-Out Notes; a list referred to as “Schedule 2.07” which references the federal excise taxes, segment fees taxes and employee payroll taxes payable by GeoBio, in connection with the successful completion of its acquisition of Magna, upon both the (i) Closing and (ii) retirement of the Take-Out Notes will be provided prior to Closing.  Schedule 2.07 will be deemed accepted by GeoBio upon GeoBio’s review and signature of Schedule 2.07, within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers.”

8.	Section 2.10 of the Agreement is deleted in its entirety, and replaced with the following language:

2.10    Contracts and Leases.  Magna is not a party to any contract, excepting its lease for real property, a copy of which is attached hereto as Exhibit 2.10 (the “Magna Real Property Lease”), agreement or lease except as shown and identified on “Schedule 2.10,” copies of which will be supplied to GeoBio within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers.  No person holds a power of attorney from Magna or the Sellers.  To the extent that the Sellers are listed as parties, individually, to the Magna Real Property Lease, GeoBio agrees to assume the obligations of the Seller(s) to the Magna Real Property Lease, subject to the lessor’s approval.

9.	Section 2.13 of the Agreement is deleted in its entirety, and replaced with the following language:

“2.13           Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be submitted by or on behalf of Magna and the Sellers to the Escrow Agent within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers, to be released to GeoBio upon the retirement of the Take-Out  Notes:

(i)	All of Magna’s customer/client lists, customer/client contracts, and master service agreements (and/or similar agreements) between Magna and Magna’s customers and clients;

(ii)	All of Magna’s material contracts;

(iii)	Articles of Organization and Operating Agreements and or Membership Agreements, and/or other corporate governance documents;

(iv)	All of Magna’s By-laws;
(v)	Consent of the Managers and Members of Magna to this Agreement, also attached hereto as Exhibit 2.13(v) ;

(vi)	List of current Managers and Members on the Closing date;

(vii)	All financial statements (“Closing Financial Statements” or otherwise), required in Article II;

(viii)	All Schedules as required in Article II;

(ix)	New Mexico Corporation Commission Filing Receipt or other documentation to show good standing;

(ix)	Copies of all federal and state income tax returns, if available or representation that there are no taxes owing;

(x)	Membership/Equity Unit register and stock certificates (if any) of Magna;
(xi)	Corporate minute book of Magna with all updated entries and filings.”

10.	Section 4.01of the Agreement is deleted in its entirety, and replaced with the following language:

“4.01           Closing.  The Closing of the transaction occurred on October 5, 2010.”

11.	Section 4.02 of the Agreement is deleted in its entirety, and replaced with the following language:

“4.02           Documents and Materials to be Delivered at Within Five (5) Days of GeoBio’s Delivery of the Down Payment to the Sellers.  As part of the Closing, but to be delivered within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers, the following, in form reasonably acceptable to counsel to the parties, shall be delivered to the Escrow Agent:

(a)           By the Sellers:

(i)
100% of the issued and outstanding Equity Interests of Magna with sufficient stock powers of transfer to GeoBio such that they shall not require additional signatures of the Sellers upon the Escrow Agent’s release of such Equity Interests from escrow;

(ii)	Copies of all of the business and corporate records of Magna that are in the possession of the Sellers or Magna;

(iii)	Such other documents of Magna that are executed in the normal course of business; and

(iv)	Within five (5) days of GeoBio’s delivery of the Down Payment to the Sellers, those documents and records listed in Section 2.13 of this Agreement.

(b)           By GeoBio;

(i)	Not later than October 31, 2010, the cash Down Payment in the amount of $100,000.00, as set forth on Section 1.06;

(ii)	The Take-Out Notes, subject to the EBITDA Adjustment and reduced proportionally by amount of the Down Payment; and

(iii)	The form Employment Agreements, whether then interim or finalized for the promised three (3) year period following the Maturity Date.”

12.	Section 5.06 of the Agreement is deleted in its entirety, and replaced with the following language:

“5.06           Government Approvals.  Within fifteen (15) days of payment and retirement of the Take-Out Notes, the Sellers will cooperate with GeoBio in filing certificates formalizing the business combination contemplated herein with the State of Colorado and New Mexico.”

13.	Section 8.07 of the Agreement is deleted in its entirety, and replaced with the following language:

“8.07           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to GeoBio:

GeoBio Energy, Inc.
802 Windy Ridge LN SE
Atlanta, GA 30339
Attn: John L. Sams, Chairman, President and CEO

With a copy to:

The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, Washington 98103
Attn: David M. Otto, Esq.

If to the Sellers:

Magna Energy Services, LLC
821 South Main Street
Aztec, NM 87410-2281

With a copy to:

C/O ABC Advocate Business Consultants, Inc.
33247 Fischer Peak Parkway, SFTR
Trinidad, CO 81082
Attention: Bill Bumstead

14.	Except as set forth herein, all other terms to the Agreement shall remain in full force and effect.

15.
This Amendment to the Agreement, and the Agreement itself, set forth the entire understanding and agreement of the parties, and supersede any and all prior contemporaneous oral or written agreements or understandings between the parties as to the subject matter of this Amendment.  This Amendment shall be governed by the laws of the State of New Mexico.

16.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature blocks appear on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

Agreed to and accepted as of the date written above by:

MAGNA ENERGY SERVICES, LLC

_______________________________________
Name:
Title:

Members Individually:

_____________________________________
Jim Aduddell, 65% Shareholder

_____________________________________
Adam Kelly, 25% Shareholder

_____________________________________
Shawn Bohannon, 10% Shareholder

GEOBIO ENERGY, INC.

By: John L. Sams
Its: Chairman, President and Chief Executive Officer